EXHIBIT 4.4

                      AGREEMENT AND PLAN OF REORGANIZATION

                  AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), effective as of March 31, 1999 but dated this day of March, 1999, by and among SYLVAN LEARNING SYSTEMS, INC., a Maryland corporation (the "Purchaser"), Fox Educational Services, Inc., a Florida corporation (the "Company"),which has elected to be treated as an S Corporation pursuant to Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code") and Marcia F. Cason, the sole stockholder of the Company (the "Stockholder," whether one or more).


                              W I T N E S S E T H:

                  The Stockholder owns all the issued and outstanding capital stock of the Company. The Purchaser and the Stockholder wish to enter into an agreement for the acquisition of the Company by the Purchaser through a merger of the Company into the Purchaser in a transaction qualifying as a tax-free reorganization under Section 368(a)(1)(A) of the Code (the "Merger"). The parties agree and acknowledge that for accounting purposes, the Merger is to be treated as a pooling-of-interests. The Purchaser, the Company and the Stockholder wish to enter into a definitive agreement setting forth the terms and conditions of the Merger.

                  Accordingly, in consideration of the foregoing and of the covenants, agreements, representations and warranties hereinafter contained, the Purchaser, the Company and the Stockholder hereby agree as follows:

                  1. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company and the Stockholder as follows:

                        1.1 Organization and Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the corporate power to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease. Copies of the Charter and By-Laws of the Purchaser have been delivered to the Company, and such copies are complete and correct and in full force and effect on the date of this Agreement. The Purchaser has at all times in the past operated and used its assets in material compliance with, and currently is not in violation of, and has obtained all material licenses and permits required by, any law, rule or regulation.

                        1.2 Financial Statements. The Purchaser has delivered to the Company copies of the Purchaser's audited consolidated financial statement for the fiscal year ended December 31, 1997. These financial statements are true and complete in all material respects, have been prepared in accordance with generally accepted accounting principles ("GAAP")


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consistently followed throughout the periods covered by such statements (except as may be stated in the explanatory notes to such statements), and present fairly the consolidated financial position and results of operations of the Purchaser at the dates of such statements and for the periods covered thereby. The Purchaser also has delivered to the Company copies of its Annual Report on Form 10-K for the year ended December 31, 1997, and all other reports or documents required to be filed with the Securities and Exchange Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the filing of such Annual Report on Form 10-K and prior to the date of this Agreement.

                        1.3 No Conflict With Other Documents. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation, termination or modification of, or be in conflict with, the Purchaser's Charter or By-Laws, or, any terms of any contract, instrument or other agreement to which the Purchaser is a party or by which it or any of its properties is bound or affected, or any law, rule, regulation, license, permit, judgment, decree or order applicable to the Purchaser or by which any of its properties or assets are bound or affected, or result in any breach of or constitute a default (or with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation, or result in the creation of any lien, charge or encumbrance upon any of its properties or assets, except where such event or occurrence would not, singly or in the aggregate, have a material adverse on the Purchaser.

                        1.4 Brokers and Advisors. The Purchaser has taken no action which would give rise to a valid claim against any party hereto for a brokerage commission, finder's fee, counseling or advisory fee, or like payment.

                        1.5 Authority. The execution, delivery and performance of this Agreement by the Purchaser have been duly authorized by its Board of Directors, and this Agreement is a valid, legally binding and enforceable obligation of the Purchaser. Upon the satisfaction of all conditions contained herein and the filing of Articles of Merger with the Maryland State Department of Assessments and Taxation and the Florida Secretary of State, this Agreement will result in the valid, legally binding and enforceable statutory merger of the Company and the Purchaser. The Purchaser warrants and represents that the approval of this Agreement by its shareholders is not required.

                        1.6 Validity of Common Stock. The shares of Purchaser's Common Stock to be issued and delivered by the Purchaser in connection with the Merger have been duly authorized for issuance and will, when issued and delivered as provided in this Agreement, be duly and validly issued, fully paid and non-assessable.

                        1.8 Tax-Free Reorganization. The Purchaser is not aware of any events or conditions relating to the Purchaser which would preclude the Company or the Stockholder from treating the Merger as a tax-free reorganization under Section 368(a)(1)(A) of the Code.


                        1.8 Registration Statement on Form S-3. As of the date hereof, the


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Purchaser is aware of no events,  actions or conditions which would prevent the
Purchaser from being able to comply with the provisions of Section 11.1 of this Agreement, and will use its best efforts to comply, and to continue to be eligible to comply, with the provisions of Section 11.1.

                  2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SOLE STOCKHOLDER. The Company and the sole Stockholder hereby jointly and severally represent and warrant to the Purchaser as follows:

                        2.1 Authorized and Issued Shares. The Company's entire authorized capital stock consists of 500 shares of Common Stock, $1.00 par value per share (the "Company Common Stock"), of which 500 shares are issued and outstanding. No shares of Company Common Stock are held in the Company's treasury and no shares are reserved for issuance. All outstanding shares of Company Common Stock have been duly authorized and are validly issued and are fully paid and non-assessable and are owned by the Stockholder. The Company is not a party to or bound by any options, calls, contracts, preemptive rights or commitments of any character relating to any issued or unissued capital stock, or any other equity security issued or to be issued by the Company.

                        2.2 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has the corporate power and authority to carry on its business as it is now being conducted and to own or hold under lease the properties or assets it now owns or holds under lease and to perform the actions contemplated hereby. Complete and accurate copies of the current Charter, By-Laws, minute books and stock transfer books of the Company have been provided to the Purchaser, and such copies are complete and correct and in full force and effect. The Company does not own or have any direct or indirect interest in any other corporation, firm, partnership, joint venture enterprise or other business entity. The Company has duly and effectively elected to be treated as a S Corporation under and is presently operating in accordance with the provisions of Subchapter S of the Code.

                        2.3 Transactions with Affiliates. Except as set forth in Section 2.3 of the disclosure schedule delivered to the Purchaser pursuant to this Agreement (the "Disclosure Schedule") or in the Company Financial Statements (as hereinafter defined), the Company is not a party to any contract, agreement or other arrangement with any current or former officer, director or stockholder or any affiliate of any such persons. Each transaction required to be listed on the Disclosure Schedule is on terms no less favorable than terms available from unrelated parties.

                        2.4 Financial Statements. The Company has provided to the Purchaser the unaudited financial statements of the Company for the twelve months ended on December 31, 1998, which have been prepared on an accrual basis, but excluding accrual related income tax adjustments (collectively, the "Company Financial Statements"). The Company Financial Statements are complete and correct, have been prepared on a consistent basis throughout the periods covered thereby and present fairly and accurately the financial position and results of


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operations of the Company as of and for the periods indicated. There are no material liabilities or obligations of the Company, whether contingent or absolute, as of the dates of such statements, including liability for taxes of any type, which in accordance with GAAP consistently applied should have been shown or provided for in the Company Financial Statements and are not so shown or provided for. Since December 31, 1998, there has been no material adverse change in the condition (financial or otherwise), assets, liabilities, earnings, net worth, financial position, business, operations, properties or prospects of the Company except as shown on Schedule 2.4 of Disclosure Schedule. The Company's accounts receivable arose, and all accounts receivable that will be outstanding as of the Closing Date shall have arisen, from bona fide transactions in the ordinary course of business and will be collectible by the Company in full, less applicable reserves shown in the Company Financial Statements, in the ordinary course of business within ninety days of the Closing Date, and there are no offsets or claims related to such accounts receivable.

                        2.5 Taxes. The Company and the Stockholder have properly prepared and filed all federal, state and other tax returns required to be filed in connection with the operations of the Company. True and complete copies of all federal and state income tax returns for the Company and the Stockholder for each of the years ended December 31, 1997 through December 31, 1998 have been delivered or made available to the Purchaser on or prior to the date hereof and copies of other returns will be made available upon request. Except as set forth on Section 2.5 of the Disclosure Schedule or in the Company Financial Statements, neither the Company nor the Stockholder, to the best knowledge of the Stockholder, has any liability for any federal, state, county, local or other taxes whatsoever that arose or otherwise was incurred on or before the date of the balance sheet for 1998 included in the Company Financial Statements. To the best knowledge of the Stockholder, no proposed taxes, additions to tax, interest or penalties have been asserted or are pending against the Company or the Stockholder with respect to periods ending on or before Closing, and no such matters are under discussion with the applicable authorities. There are no agreements, waivers, or other arrangements providing for extensions of time with respect to the assessment or collection of any unpaid tax against the Company or the Stockholder. The Company and the Stockholder have withheld or otherwise collected all taxes or amounts it or she was required to withhold or collect under any applicable federal, state or local law, including, without limitation, any amounts required to be withheld or collected with respect to employee state and federal income tax withholding, social security, unemployment compensation, sales or use taxes or workmen's compensation, and all such amounts have been timely remitted to the proper authorities.

                        2.6   Agreements.  Section 2.6 of the Disclosure
Schedule identifies each of the following agreements, contracts, documents and other items (whether written or oral) as to which the Company is a party or otherwise is bound (and all such contracts, or summaries thereof, have been made available to the Purchaser): (i) all documents relating to indebtedness for money borrowed or collateral therefor, including guarantees; (ii) all agreements or plans relating to employment, compensation of or benefits for officers or employees of the Company; (iii) all contracts for the purchase of materials, supplies, services, merchandise or equipment involving consideration of more than $2,000 or involving purchases in excess of normal


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operating requirements; (iv) any contract, agreement, or instrument not entered into in the ordinary course of the business of the Company on a basis consistent with past practice; (v) any contract containing restrictions on the Company's operations or its ability to compete in any geographic region or in any line of business; (vi) any lease of real property and all personal property leases calling for annual lease payments in excess of $2,000; and (vii) each and every other contract which is material to the financial condition, earnings, operation or business of the Company. Each of the contracts and agreements so listed (collectively, the "Contracts") is a valid and existing contract or agreement in full force and effect and there exists no default by the Company thereunder. None of the Contracts will be violated or breached and no default or right of termination or modification shall arise thereunder as a result of the consummation of the transactions contemplated by this Agreement.

                        2.7   Property.  Section  2.7 of the  Disclosure
Schedule sets forth a schedule (the "Property Schedule") of (i) all real property owned or leased by the Company (the "Real Property"), (ii) all individual items of tangible personal property and assets (other than inventory) of the Company having a fair market value in excess of $2,000, and (iii) all patents, trademarks, trade names, service marks, trade secrets, copyrights, franchise rights or applications therefor which are held, used, prepared in connection with or otherwise related to the conduct of the business of the Company. Except as set forth in the Property Schedule, the Company has good and marketable title to all of such property and assets owned by it, free of any pledge, mortgage, lien, lease, security agreement, encumbrance, charge or claim of any nature whatsoever. The machinery and equipment of the Company are, in all material respects, in good operating condition and repair, ordinary wear and tear excepted. To the Company's knowledge, the Company is not infringing on any patent, trademark, trade name, service mark, trade secret or copyright of another entity and has received no notice or claim of any such infringement.

                        2.8   Legal Proceedings, Etc.  Except as set forth in
Section 2.8 of the Disclosure Schedule, there are no legal, administrative, arbitration, or other proceedings or governmental investigations pending or, to the best of the Company's and the Stockholder's knowledge, threatened against the Company, the Stockholder or the respective properties or assets of the Company and the Stockholder.

                        2.9 Compliance; Licenses. The Company has at all times in the past operated and used its assets in material compliance with, and currently is not in violation of, and has obtained all material licenses and permits required by, any law, rule or regulation. Section 2.9 of the Disclosure Schedule contains a true and complete list of all material licenses, permits, approvals, franchises and other authorizations as are necessary in order to enable the Company to own and conduct its business.

                        2.10 Bank Accounts, etc. Section 2.10 of the Disclosure Schedule sets forth a true and complete list of all bank accounts, safe deposit boxes and lock boxes of the Company including, with respect to each such account and lock box identification of all authorized signatories.


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                        2.11  Insurance.  Section 2.11 of the  Disclosure
Schedule sets forth a summary of all general liability, product liability, fire, casualty, motor vehicle and other insurance currently maintained by or on behalf of the Company. All requirements and provisions thereof are being complied with. True and correct copies of all insurance policies relating to such coverage have been provided by the Company to the Purchaser. No notice of cancellation has been given to or received by the Company with respect to any of its insurance policies, and no such policies are subject to any retroactive rate or audit adjustments or coinsurance arrangements.

                        2.12  Employee Plans.  Except as set forth in Section
2.12 of the Disclosure Schedule, the Company does not maintain, sponsor or contribute to any plans in effect for pension, profit-sharing, deferred compensation, severance pay, bonuses, stock options, stock purchases, or any other retirement or deferred benefit, or for any health, accident or other welfare plan, or any other employee or retired employee benefits or incentive plan, program, contract, understanding or arrangement in which any employee, former employee, retired employee, or beneficiary of any of these, of the Company is entitled to participate. The plans, programs, contracts, understandings and arrangements listed on the Disclosure Schedule pursuant to this Section 2.12 are hereinafter referred to as the "Employee Plans." The Company has supplied the Purchaser with complete and accurate copies of each such Employee Plan. Each Employee Plan has been operated according to its terms in compliance with all applicable laws.

2.14 Recent Operations; Employee Matters. Since December 31, 1998, (i) the Company has operated its business substantially as it was operated immediately prior to said date and only in the ordinary course, and the Company and the Stockholder have used their best efforts to preserve intact the Company's business relationships, (ii) there have been no bonuses paid to or increases in the compensation of officers or employees, except as set forth in Section 2.13(ii) of the Disclosure Schedule, and (iii) except as set forth in Section 2.13(iii) of the Disclosure Schedule, the Company has not declared or paid any dividend or made any other distribution with respect to its capital stock.

                        2.14 Stockholder Distributions. No dividends or distributions were declared and/or paid to the Stockholder (whether in cash or other assets) after December 31, 1998 through the date hereof (the "1999 Period").

                        2.15 Environmental Matters. To the best of Company's knowledge, no storage tanks, underground or otherwise, are now located on any properties occupied by the Company, the Company has complied in all material respects with all environmental laws relating to its operations or properties occupied by it and there are no asbestos containing materials located on properties occupied by the Company. The Company has not received any notice, demand, suit or information request pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any comparable state law, nor does it have knowledge of any other party's receipt of same relating to any properties occupied by the Company.


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                        2.16  Disclosure.  The Company and the Stockholder have
disclosed to the Purchaser all facts material to the assets, business, operations, financial condition and prospects of the Company. All agreements, schedules, exhibits, documents, certificates, reports or statements furnished or to be furnished to the Purchaser by or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby are true, complete and accurate in all material respects, and to the best knowledge of the Stockholder, no such items contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements contained herein and therein not misleading.

                        2.17 No Conflict With Other Documents. Neither the execution and delivery of this Agreement, nor the carrying out of any of the transactions contemplated hereby, will result in any violation, termination or modification of, or be in conflict with, the Company's Articles of Incorporation or By-Laws, any terms of any contract, instrument or other agreement to which the Company is a party or by which it or any of its properties is bound or affected, or any law, rule, regulation, license, permit, judgment, decree or order applicable to the Company or by which any of its properties or assets are bound or affected, or result in any breach of or constitute a default (or with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation, or result in the creation of any lien, charge or encumbrance upon any of its properties or assets, except where such event or occurrence would not, singly or in the aggregate, have a material adverse effect on the Company.

                        2.18 Brokers and Advisors. The Company has taken no action which would give rise to a valid claim against any party hereto for a brokerage commission, finder's fee, counseling or advisory fee, or like payment.

                        2.19 Authority. The execution, delivery and performance of this Agreement by the Company have been duly authorized by the sole Director and the Stockholder, and this Agreement is a valid and legally binding and enforceable obligation of the Company. Upon the satisfaction of all conditions contained herein and the filing of the Articles of Merger with the Maryland State Department of Assessments and Taxation and the Florida Secretary of State, this Agreement will result in the valid, legally binding and enforceable statutory merger of the Company and the Purchaser.

                        2.21  Employees  Holding Sylvan  Certification.  Section
2.20 of the Disclosure Schedule sets forth the names of all those employees of the Company who have ever been trained or certified by Purchaser, and the particular certification held by each and when issued.

                  3.    REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER.   The
Stockholder hereby represents and warrants to the Purchaser as follows:

                        3.1 Ownership of Company Common Stock. Such Stockholder has good and marketable title to the number of issued and outstanding shares of Company Common Stock set forth opposite his or her name on Section 3.1 of the Disclosure Schedule, free and clear of


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any pledges, liens,  restrictions,  claims or encumbrances of any kind. Such
Stockholder is not a party to or bound by any options, calls, contracts, or commitments of any character relating to any issued or unissued stock or any other equity security issued or to be issued by the Company.

                        3.2 No Conflicts. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby, will result in any breach of or constitute a default (or with notice or lapse of time or both would become a default), or give to others any rights, under the terms of any contract, instrument or other agreement to which such Stockholder is a party or is otherwise bound, or any judgment, decree or order applicable to such Stockholder.

                        3.3 Binding Effect. This Agreement is a valid and legally binding and enforceable obligation of the Stockholder.

                        3.4 Litigation. There is no litigation, proceeding or governmental investigation pending as to which Stockholder has been served with process or summons, or to the best of Stockholder's knowledge, threatened or in prospect against or relating to such Stockholder or the shares of Company Common Stock owned by him or her or the transactions contemplated by this Agreement.

                        3.5 Brokers and Advisors. Such Stockholder has taken no action which would give rise to a valid claim against any party hereto for a brokerage commission, finder's fee, counseling or advisory fee, or like payment.

                        3.6 Investment Intent. It is understood that the shares of Purchaser Common Stock to be delivered to the Stockholder pursuant to this Agreement are not being registered, for purposes of the transactions hereunder, under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, and the shares are being delivered without registration in reliance upon an exemption from the registration requirements of the Securities Act or any state securities laws. The Stockholder is acquiring the Purchaser Common Stock hereunder only for his own account and not with any intention of making, or with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act unless such shares first are registered under the Securities Act.

                  In connection with the foregoing, each of the Stockholder hereby represents and warrants that:

                              (a)   such  Stockholder  has reviewed,  discussed
and evaluated the information delivered under Section 1.2 and has had the opportunity to ask questions of, and receive answers from, executive officers of the Purchaser concerning the terms and conditions of this Agreement and to obtain any additional information which such Stockholder considered necessary to verify the accuracy of the information delivered under Section 1.2;

                              (b)   such  Stockholder  understands  that he or
she must bear the economic risks of the investment in Purchaser Common Stock to be made hereunder for an indefinite period of time because such stock has not been registered under the Securities Act and,


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therefore,  may not be sold until such stock  subsequently is registered under the Securities Act or an exemption from registration is available; and

                              (c)   such  Stockholder has sufficient  knowledge
and experience in financial and business matters to enable such Stockholder to be capable of evaluating the merits and the risks of the exchange of the Company Common Stock for the Purchaser Common Stock contemplated by this Agreement and such Stockholder's prospective investment in the Purchaser.

                        3.7 Legends. It is understood and agreed that, to implement the requirements of the Securities Act and state securities laws and evidence the restrictions upon transfer contained in this Agreement, the Purchaser will cause a legend to be conspicuously noted on the certificates representing the Purchaser Common Stock deliverable hereunder, and that the Purchaser will issue stop transfer instructions to its transfer agent, to the effect that such stock has not been registered under the Securities Act and that no transfer may take place except as permitted by Section 11 of this Agreement and after delivery of an opinion of Purchaser's counsel to the effect that registration thereof for the purpose of transfer is not required under the Securities Act or that the stock proposed to be transferred has been effectively registered for that purpose under the Securities Act.

                        3.10 No Agreements with Respect to Purchaser Common Stock. Except for this Agreement, Stockholder has not entered into any agreement or understanding with anyone for the sale, at Stockholder's option or otherwise, of any of the Purchaser Common Stock to be delivered hereunder to Stockholder at the Closing.

                        3.11 Preparation of Final Tax Returns. The Stockholder will cause to be prepared, and timely filed with the appropriate authorities, any and all tax returns for the Company for the tax period ending March 31, 1999, and pay any tax liability due thereunder that is not covered by any credits or tax deposits to which the Company may be entitled as of March 31, 1999.

                  4. COVENANTS OF THE PURCHASER. The Purchaser covenants to the Company and the Stockholder that, except as otherwise consented to in writing by the Company after the date of this Agreement:

                        4.2 Stock Reservation. Between the date hereof and the Closing Date, the Purchaser will keep available and reserve a sufficient number of shares of Purchaser Common


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Stock for issuance and delivery to the Stockholder as contemplated in this
Agreement.

                        4.2 Cause Conditions to be Satisfied. The Purchaser will use its best efforts to cause all of the conditions described in Sections 8 of this Agreement to be satisfied (to the extent such matters reasonably are within its control).

                        4.3 Registration Statement on Form S-3. The Purchaser will use its best efforts to meet the requirements for eligibility set forth in paragraph A. of the General Instructions to Form S-3, as promulgated by the U.S. Securities and Exchange Commission in fulfilling its obligations under
Section 11 hereof.

                        4.4 Consents. The Purchaser agrees to take all necessary corporate or other action and to use best efforts to obtain all consents and approvals required for consummation of the transactions contemplated by this Agreement.

                        4.5 Tax-Free Reorganization. The Purchaser recognizes that the Company and the Stockholder desire to treat the Merger as a tax-free reorganization under Section 368(a)(1)(A) of the Code and will use its best efforts to cooperate with the Company and the Stockholder in this regard. The Purchaser will take no actions which would disqualify the transaction from being treated as a pooling of interests under applicable accounting rules and the Code.

                  5. COVENANTS OF THE COMPANY AND THE STOCKHOLDER. The Company and the Stockholder jointly and severally covenant to the Purchaser that, except as otherwise consented to in writing by the Purchaser after the date of this Agreement:

                        5.1 Conduct of Business. After the date hereof and through the date of the Closing, with respect to the Company (a) its business will be conducted only in the ordinary course; (b) it will terminate each of its Employee Plans and will not enter into, adopt or amend any employee benefit plan, agreement or arrangement, enter into or amend any employment contracts, or increase the salaries or compensation of its officers or employees, other than ordinary increases in salaries in accordance with past practices; (c) it shall pay in full all liabilities outstanding on the date hereof except for (i) those balances owed to the holders of the Company's notes and other liabilities as shown in Section 5.1(c) of the Disclosure Schedule, and (ii) accrued employee compensation, leave and benefits and the taxes thereon as shown in Section 5.1
(c) of the Disclosure Schedule (all of which liabilities and balances shown in Section 5.1(c) shall, by virtue of the merger, become liabilities of the Purchaser); and (d) it shall not incur any additional liability for borrowed money, or encumber any of its assets; (e) all outstanding loans payable by the Company to the Stockholder or receivable by the Company from the Stockholder or any employee shall be repaid in full by the appropriate party; (f) its current assets at all times will exceed all of its liabilities; (g) except as shown in Sec 5.1(g) of the Disclosure Schedule, all trade payables and liabilities and obligations payable in installments shall be current; (h) it will use its best efforts to preserve its business organization intact, to keep available the service of its officers and employees and to preserve the goodwill of suppliers,



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customers and others doing business with it; (i) it will not enter into any agreement for the purchase, sale or other disposition, or purchase, sell or dispose of, any equipment, supplies, inventory, investments or other assets (other than sales of inventory and purchases of materials and supplies in the ordinary course of business and in accordance with past practices); (j) it will not compromise or write off any material account receivable other than by collection of the full recorded amount thereof; (k) no change shall be made in its Charter or By-Laws; (l) no change shall be made in the number of shares or terms of its authorized, issued or outstanding capital stock, nor shall it enter into or grant any options, calls, contracts or commitments of any character relating to any issued or unissued capital stock; (m) no dividend or other distribution or payment shall be declared or paid in respect of its capital stock; and (n) no bonus or additional compensation in excess of normal salary shall be paid to or declared for the benefit of any Stockholder.

                        5.2 Consents. The Company and the Stockholder agree to take all necessary corporate or other action and to use their best efforts to obtain all consents and approvals required for consummation of the transactions contemplated by this Agreement.

                        5.3 Restated Financial Statements. The Stockholder will cause the Company to deliver to Purchaser the Company's financial statements for the calendar year ended December 31, 1998 and for the three month period ended March 31, 1999 as soon as practicable after the execution of this Agreement, but in no event later than April 7, 1999. Said statements shall be prepared to reflect the business operations of the Company on an accrual basis in accordance with GAAP.

                        5.4 Cause Conditions to Be Satisfied. The Company and the Stockholder will use their best efforts to cause all of the conditions described in Sections 7 and 8 of this Agreement to be satisfied (to the extent such matters reasonably are within their control).

                        5.5 Tax-Free Reorganization. The Company and the Stockholder recognize that the Purchaser desires to treat the Merger as a tax-free reorganization under Section 368(a)(1)(A) of the Code and will use best efforts to cooperate with the Purchaser in this regard. The Company and the Stockholder will take no actions which would disqualify the transaction from being treated as a pooling of interests under applicable accounting rules and the Code.

                  7. MERGER OF PURCHASER AND THE COMPANY. Subject to the terms and conditions of this Agreement, the Purchaser and the Company agree to effect the following transactions at the Closing:


                        6.1 Conditions. The Purchaser and the Company will deliver to the other appropriate evidence of the satisfaction of the conditions to their respective obligations hereunder.

                        6.2 Merger. At the Closing, the Company will be merged with and into the Purchaser pursuant to the provisions and with the effect provided in the general corporation laws of the States of Maryland and Florida. The parties shall prepare and execute appropriate merger documents under the corporate laws of Maryland and Florida, containing the terms provided in this Agreement, including a Certificate and Articles of Merger which shall be filed with the Maryland State Department of Assessments and Taxation and with the Florida Secretary of State on the Effective Closing Date, or immediately thereafter. The Purchaser shall be the surviving corporation in the Merger. Each of Purchaser, the Company and the Stockholder do acknowledge that in executing this Agreement, they do respectively adopt same as the plan of merger and reorganization for Purchaser and the Company.

                        6.3 Conversion Amount; Conversion of the Company Shares. As a result of the Merger and without any action by the holders thereof, all of the shares of Company Common Stock issued and outstanding immediately prior to the Merger and all rights in respect thereof, shall be converted into that number shares of Purchaser Common Stock having a market value of $275,000.00, or such other amount as the Purchaser and Stockholder shall mutually agree to in writing at or prior to the Closing (the "Conversion Amount"). As a result of such conversion, the Stockholder will receive the number of shares of Purchaser Common Stock to be issued pursuant to the Merger, rounded to the nearest whole share. In order to effect such conversion, (i) the Stockholder will deliver to the Purchaser at the Closing certificates in due and proper form representing the shares of Company Common Stock owned by such Stockholder, duly endorsed or accompanied by duly executed stock powers, with signatures guaranteed by a commercial bank or a member of the National Association of Securities Dealers, Inc., and (ii) the Purchaser shall deliver to the Stockholder a certificate, in due and proper form, representing the number of shares of Purchaser Common Stock to which such Stockholder is entitled. Each share of Purchaser Common Stock issued pursuant to the Merger shall be fully paid and non-assessable. For purposes of the foregoing, the market value of the Purchaser Common Stock shall equal the average of the closing prices reported by Commodity Systems, Inc. in Yahoo! Finance/Historical Quotes for each of the fifteen (15) consecutive trading days ended and including Friday, March 26, 1999.

                        6.4. Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of the Company in Orlando, Florida, beginning at 9 a.m. on March 30, 1999, or at such other time and place as may be agreed upon in writing by the Purchaser and the Stockholder (the "Closing Date"). The closing shall be effective as of the close of business on March 31, 1999 (the "Effective Closing Date").

                  7. CONDITIONS TO THE PURCHASER'S OBLIGATIONS. Unless waived by the Purchaser in writing in its sole discretion, all obligations of the Purchaser under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

                        7.1. Approvals of Governmental Authorities. All governmental approvals necessary or advisable in the reasonable opinion of the Purchaser's counsel to consummate the transactions contemplated by this Agreement shall have been received and shall not contain any provision which, in the reasonable judgment of the Purchaser, is unduly burdensome.

                        7.2 No Adverse Proceedings or Events. No suit, action or other proceeding against the Company or the Purchaser, or their respective officers or directors, or either of the Stockholder, shall be threatened or pending before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

                        7.3. Consents and Actions; Contracts. All requisite consents of any third parties and other actions which the Company has covenanted to use its best efforts to obtain and take under Section 5.2 hereof shall have been obtained and completed. All material contracts and agreements of the Company, including, without limitation, all contracts and agreements listed on Section 2.6 of the Disclosure Schedule, shall be in full force and effect and shall not be affected by the consummation of the transactions contemplated hereby.

                        7.4 Other Evidence. The Purchaser shall have received from the Company and the Stockholder such further certificates and documents evidencing due action in accordance with this Agreement, including certified copies of proceedings of the Board of Directors and stockholders of the Company, as the Purchaser reasonably shall request.

                        7.5 Current Financial Statements and Projections. The Stockholder shall have provided, or caused the Company to have provided to Purchaser the financial statements of the Company for calendar year 1998 showing a recurring EBIT of at least $50,000 for such year, the financial statements of the Company for the two (2) month period ended February 28, 1999, and a projection of revenues and expenses for calendar year 1999, which projection reflects a recurring EBIT of at least $50,000 for such year. Such financial statements shall be prepared on an accrual basis, in accordance with GAAP. "EBIT" means the Company's net recurring revenues minus all of its recurring expense items (excluding any extraordinary and non-recurring items) and depreciation and amortization, but excluding interest and taxes.

                        7.6 Purchase of Other Orlando Area Centers. The obligation of Purchaser to close and deliver to Stockholder the Purchaser
Common Stock is conditioned on Purchaser closing on the purchase of all of the following six (6) Sylvan Learning Centers #600, 626, 636, 643, 647 and 652 on or before March 31, 1999. At the present time, Purchaser has non-binding letters of agreement to purchase all of said centers by March 31, 1999. If the closing of purchases on all of the centers listed above does not occur, for whatever reason, by March 31, 1999, Purchaser reserves the right to cancel this transaction by telephonic notice to Stockholder not later than 10:00 p.m. March 31, 1999, in which case the Purchaser Common Stock shall not be delivered to Stockholder, and Purchaser will promptly return all closing documents delivered by the Company and Stockholder at the Closing.

                        7.8 Resignation of Officers and Directors. Each and every officer and director of the Company shall have resigned from any and all positions with the Company as director, officer or employee effective as of immediately prior to the Effective Closing Date.

                        7.8   Non-compete Agreement.   The Purchaser and Marcia
F. Cason shall have entered into a Non-compete Agreement in substantially the form of Exhibit A attached hereto. 7.10 Secretary's Certificate. The Company and the Stockholder shall have delivered to Purchaser such proper and duly executed Consents, Resolutions and Secretary's Certificates, as appropriate, evidencing the approval of this Agreement and the Merger by the Company's directors and stockholders, as required by law.

                        7.10 Termination of Sylvan License Agreement #626. The Purchaser and the Company and the Stockholder shall have entered into a Mutual Termination and Release, in substantially the same form shown in Exhibit B attached hereto, covering Sylvan License Agreement #626.

                        7.11 Consulting Agreement. The Purchaser and Marcia F. Cason shall have entered into a Consulting Agreement in substantially the same form of Exhibit C attached hereto.

                  8. CONDITIONS TO THE COMPANY'S AND THE STOCKHOLDER'S OBLIGATIONS. Unless waived by the Company and the Stockholder, all obligations of the Company and the Stockholder under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

                        8.1. No Adverse Proceedings or Events. No suit, action or other proceeding against the Company or the Purchaser, or their respective officers or directors, or the Stockholder, shall be threatened or pending before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

                        8.2. Consents and Actions. All requisite consents of any third parties and other actions which the Purchaser has covenanted to use its best efforts to obtain and take under Section 4.4 of this Agreement shall have been obtained and completed.

                        8.4. Other Evidence. The Company and the Stockholder shall have received from the Purchaser such further certificates and documents evidencing due action in accordance with this Agreement, including certified copies of proceedings of the Board of Directors of the Purchaser, as the Company and the Stockholder reasonably shall request.

                        8.6 Secretary's Certificate. The Purchaser shall have delivered to the Stockholder such proper and duly executed Secretary's Certificates, as appropriate, evidencing the approval of this Agreement and the Merger by the Purchaser's directors, as required by law.

                        8.5 Termination of Sylvan License Agreement #626. The Purchaser and the Company and the Stockholder shall have entered into a

Mutual Termination and Release, in substantially the same form shown in Exhibit B attached hereto, covering Sylvan License Agreement #626.

                        8.6 Consulting Agreement. The Purchaser and Marcia F. Cason shall have entered into a Consulting Agreement in substantially the same form of Exhibit C attached hereto.

                  9.    INDEMNIFICATION.

                        9.1. Indemnification by the Stockholder. The Stockholder hereby covenants and agrees to indemnify and hold harmless the Purchaser and its respective successors and assigns, at all times from and after the date of Effective Closing Date against and in respect of the following:

                              (i)   any damage or loss resulting from any
                  misrepresentation, breach of representation or warranty or breach or non-fulfillment of any agreement or covenant on the part of the Company or the Stockholder under this Agreement, or from any inaccuracy or misrepresentation in or omission from any certificate or other instrument or document furnished or to be furnished by the Company or the Stockholder hereunder;

                              (ii) any liabilities or obligations of the Company or the Stockholder for federal, state or local income tax or, to the extent not accrued or reflected in the Financial Statements, any personal property, FICA, withholding, excise, unemployment, sales or franchise taxes arising from operations of the Company prior to the Effective Closing Date except as shown in Schedule 5.1(c) and 5.1(g) of the Disclosure Schedule.

                              (iii) all claims, actions, suits, proceedings,
demands, assessments, judgments, costs, reasonable attorneys' fees and expenses of any nature incident to any of the matters indemnified against pursuant to this Section 9.1, including, without limitation, all such costs and expenses incurred in the defense thereof or in the enforcement of any rights of the Purchaser hereunder.

                        9.2. Notice and Defense. The Purchaser shall notify the Stockholder of any asserted liability, damage, loss or expense claimed to give rise to indemnification hereunder and the Stockholder shall have an initial right to defend, compromise and settle such matter provided that the Purchaser is fully protected from any liability, loss damage, cost or expense in connection therewith. Within ten (10) days of receipt of such notice, Stockholder shall respond in writing as to whether Stockholder will engage counsel at Stockholder's expense to defend the claim. If Stockholder does not respond, or affirmatively declines to defend the claim or disputes its obligation to indemnify, the Purchaser shall then have, at its election, the right to compromise or defend any such matter at the Stockholder's sole cost and expense through counsel chosen by the Purchaser and reasonably acceptable to the Stockholder; provided, however, that any such compromise or defense shall be conducted in a manner which is reasonable and the Stockholder shall in all events have a right to veto any such compromise or defense which might increase the potential liability of, or create a new liability for, the Stockholder (other than under Section 9.1). Each party agrees in all cases to cooperate with the defending party and its or his counsel in the compromise of or defending of any such liabilities or claims. In addition, the non-defending party shall at all times be entitled to monitor such defense through the appointment, at its or his own cost and expense, of advisory counsel of its own choosing. As to any claim paid by the Purchaser for which the Stockholder has indemnity liability under this
Section 9, and which the Stockholder does not reimburse Purchaser within five
(5) days following demand for reimbursement by Purchaser, Purchaser may, in addition to any other remedies, (if such Stockholder is then an employee of Purchaser) offset the amount of the Stockholder's liability on the claim paid against any compensation payable to the Stockholder.

                        9.3. Indemnification by the Purchaser. From and after the Closing Date, the Purchaser hereby covenants and agrees to indemnify and hold harmless the Stockholder against and in respect of the following:

                              (i)   any liability,  loss, damage or expense
resulting from any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of Purchaser under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument or document furnished or to be furnished by the Purchaser hereunder; and

                              (ii)  all claims, actions, suits, proceedings,
demands, assessments, judgments, costs, reasonable attorneys' fees and expenses of any nature incident to any of the matters indemnified against pursuant to this Section 9.3, including without limitation, all such costs and expenses incurred in the defense thereof or in the enforcement of any rights of the Stockholder hereunder.


                  The Stockholder shall notify the Purchaser of any asserted liability, damage, loss or expense claimed to give rise to indemnification hereunder and thereafter the Purchaser shall have the right to defend, compromise and settle such matter provided that the Stockholder is fully protected from any cost or expense in connection therewith. Within ten (10) days of receipt of such notice, Purchaser shall respond in writing as to whether Purchaser will engage counsel at Purchasher's expense to defend the claim. If Purchaser does not respond, or affirmatively declines to defend the claim or disputes its obligation to indemnify, the Shareholder shall then have, at its election, the right to compromise or defend any such matter at the Purchaser's sole cost and expense through counsel chosen by the Shareholder and reasonably acceptable to the Purchaser; provided, however, that any such compromise or defense shall be conducted in a manner which is reasonable and the Purchaser shall in all events have a right to veto any such compromise or defense which might increase the potential liability of, or create a new liability for, the Purchaser (other than under Section 9.3). Each party agrees in all cases to cooperate with the defending party and its or his counsel in the compromise of or defending of any such liabilities or claims. In addition, the non-defending party shall at all times be entitled to monitor such defense through the appointment, at its or his own cost and expense, of advisory counsel of its own choosing.

                  10.   SURVIVAL; LIMITATIONS.

                        10.2 Survival. The representations, warranties and agreements made by the parties in this Agreement and in any other certificates and documents delivered in connection herewith, including the indemnification obligations of the Stockholder and Purchaser set forth in Section 9 hereof, shall survive the Closing under this Agreement regardless of any investigation made by the party making claim hereunder, except that, subject to the provisions of the next sentence, neither the Purchaser, on the one hand, nor the Stockholder, on the other, shall have any liability with respect to any matter if notice of a claim has not been provided on or prior to March 31, 2001. Notwithstanding the foregoing, (i) any indemnification obligations of the Stockholder relating to federal, state or local tax matters or environmental matters of any sort shall continue in full force and effect without limitation until expiration of the statute of limitations applicable to such tax or environmental matters, (ii) the representation and warranty contained in Sections 2.1, 2.2 or 3.1 and any indemnification obligations of the Stockholder in connection therewith shall continue in full force and effect until expiration of the statute of limitations applicable thereto, (iii) any claims, actions or suits the Purchaser, on the one hand, or the Company or the Stockholder, on the other hand, may have which arises from any fraud or willful misconduct on the part of the Stockholder or the Company, or any representative of either, on the one hand, and the Purchaser or any representative of it, on the other hand, shall continue in full force and effect without limitation until expiration of the statute of limitations applicable thereto.

                        10.2 Limitations. No indemnified party shall be entitled to indemnification hereunder until such time as a single loss or an aggregate of several losses equals Five Thousand Dollars ($5,000), at which time such indemnified party shall be entitled to indemnification for all losses sustained, incurred, paid or required to be paid by such indemnified party in excess of the $5,000; and in no event shall any party to this Agreement be entitled to indemnification for a single loss or an aggregate of several losses which exceeds the Conversion Amount.

                  11.   REGISTRATION RIGHTS.

                        11.1 Registration Procedures and Expenses. Purchaser shall:

                              (a)   as soon as  practicable  after the closing
date but in no event later than ninety (90) days after the closing date, prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 which meets the requirements of Rule 415 promulgated under the Securities Act (a "Shelf Registration Statement") covering the sale by the Stockholder from time to time of 80% of the shares of the Purchaser Common Stock received by the Stockholder in the Merger, and as soon as practicable after the filing of the first Shelf Registration Statement, but in no event later than sixty (60) days after the filing of the first Shelf Registration Statement, a second Shelf Registration Statement covering the sale by the Stockholder from time to time of the remaining 20% of the shares of Purchaser Common Stock. The foregoing notwithstanding, Purchaser shall have no obligation to file a Shelf Registration Statement or to maintain the effectiveness of any previously filed Shelf Registration Statement if the sale of the Purchaser Common Stock pursuant to exemption from registration under Rule 144 is available to the Stockholder. Further, the Purchaser may extend its obligation to file a registration statement if the Purchaser advises the Stockholder that there is a pending, but unannounced transaction or development which Purchaser determines is not then appropriate for disclosure, and that registration of the Purchaser Common Stock would require such disclosure.

                              (b)   use its best  efforts,  subject to receipt
of necessary information from the Stockholder, to cause each of the Shelf Registration Statements to become effective;

                              (c)   prepare and file with the Commission such
amendments and supplements to the Shelf Registration Statements and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statements effective until the earlier of the date on which the Purchaser Common Stock registered by such Shelf Registration Statement has been sold, or one year from the date of the initial filing thereof;

                              (d)   during the period  referred to in (c) above,
prepare and promptly file with the Commission, and promptly notify the Stockholder of the filing of, such amendment or supplement to each such Shelf Registration Statement and the prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Purchaser Common Stock is required to be delivered under the Securities Act, any event has occurred the result of which is that any such prospectus then in effect would include or incorporate an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made;

                              (e)   advise the Stockholder,  promptly after it
shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of any of such Shelf Registration Statements or the initiation or threatening of any proceeding for that purpose and promptly use its diligent best efforts to prevent the issuance of any stop order and to obtain its withdrawal if such stop order should be issued;

                              (f)   furnish to the Stockholder  with respect to
the Purchaser Common Stock registered under any of the Shelf Registration Statements such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Stockholder may reasonably request (but in no event more than 100 copies), in order to facilitate the public sale or other disposition of all or any of the registered Purchaser Common Stock by the Stockholder; provided, however, that the obligation of Purchaser to deliver copies of prospectuses or preliminary prospectuses to the Stockholder shall be subject to the receipt by Purchaser of reasonable assurances from the Stockholder that the Stockholder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

                              (g)   file documents  required of Purchaser for
normal blue sky
clearance in states reasonably specified in writing by the Stockholder, provided, however, that Purchaser shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

                              (h)   bear all expenses in connection  with the
procedures in paragraphs (a) through (g) of this Section 11.1 and the registration of the Purchaser Common Stock pursuant to each of the Shelf Registration Statements, other than fees and expenses, if any, of counsel or other advisers to the Stockholder.


                        11.2 Engagement of Underwriters. The parties hereto agree that the Purchaser shall have no obligation to (i) conduct, arrange or coordinate any distribution or sales activities on behalf of the Stockholder with respect to the Purchaser Common Stock other than as set forth in Section
11.1 above or (ii) retain any underwriter(s) in connection with the registration and/or distribution of the Purchaser Common Stock pursuant to this Section 11. The Stockholder agrees that any underwriter(s) or counsel engaged in connection with the registration or distribution of the Purchaser Common Stock required to be registered pursuant to this Section 11 will be retained by and at the sole expense of the Stockholder and agrees further that any discounts or commissions payable to such underwriter(s) shall also be an expense solely of the Stockholder. In the event the Stockholder engages one or more underwriters pursuant to this Section 11.2, the Stockholder shall enter into an underwriting agreement with the managing or lead managing underwriter in the form customarily used by such underwriter with such changes thereto as the parties thereto shall agree; and, further, shall provide to such underwriter any documents or other information as is necessary, in the underwriter's reasonable opinion, to facilitate the effectiveness of the Shelf Registration Statement and the completion of the distribution of the Purchaser Common Stock so registered.

                        11.3  Indemnification with respect to Shelf
Registration Statements. Purchaser hereby agrees to indemnify the Stockholder against liability arising out of or based upon any untrue statement or alleged untrue statement of material fact in any of the Shelf Registration Statements filed by Purchaser pursuant hereto, or the omission or alleged omission to state or incorporate by reference in such Shelf Registration Statements any material fact required to be stated therein or necessary in order to make the statements therein not misleading, other than any such statement included or incorporated by reference in, or omitted from, such Shelf Registration Statements by Purchaser in reliance upon and in conformity with written information furnished to Purchaser specifically for use therein by or on behalf of the Stockholder. The Stockholder hereby agrees to indemnify Purchaser against liability arising out of or based upon any untrue statement or alleged untrue statement of a material fact included or incorporated by reference in the Shelf Registration Statements or the omission or alleged omission to state or incorporate by reference therein any material fact required to be stated therein or necessary in order to make the statements therein not misleading, if such statement or omission was made by Purchaser in reliance upon and in conformity with written information furnished to Purchaser for use or incorporation by reference in such Shelf Registration Statements.

                  12. CONFIDENTIALITY. After the date hereof, the Stockholder will hold in confidence and not reveal to any third parties any knowledge or information of a confidential nature with respect to the business, products, know-how and methods of operation of the Company, and will not disclose, publish or make use of the same, provided, however, that the foregoing shall not be applicable to any disclosure or use of confidential information or knowledge that can be demonstrated to have (i) been publicly known prior to the date of this Agreement, (ii) become well known by publication or otherwise not due to the unauthorized act or omission on the part of the Stockholder, or (iii) been supplied to the Stockholder by a third party without violation of the rights of the Company or the Purchaser or any other party. The parties agree that the remedy at law for any breach by the Stockholder of this Section 12 shall be inadequate and that the aggrieved party shall be entitled to injunctive relief in addition to any other remedy.

                  13. EXPENSES. Each party to this Agreement shall pay all of its expenses relating hereto, including legal and accounting fees and disbursements of its counsel, accountants and financial advisors, whether or not the transactions hereunder are consummated. If said transactions are consummated, it is expressly understood that the Stockholder will bear, and will not cause the Company to pay, any legal fees or other expenses incurred by Company in connection with the transactions contemplated by this agreement, as well as the cost of furnishing the audited and reviewed Company Financial Statements referred to in Section 2.4; provided, however, that in the event of any litigation between the parties hereto relating to or arising from this Agreement, the prevailing party in such litigation shall be entitled to payment by the non-prevailing party of all reasonable attorney's fees and costs.

                  14. NOTICES. Except as otherwise provided herein, all notices, requests, demands and other communications under or in connection with this Agreement shall be in writing, and,

                  (a) if to the Purchaser, shall be addressed to:

                        O. Steven Jones General Counsel
                        Sylvan Learning Systems, Inc.
                        1000 Lancaster Street
                        Baltimore, Maryland  21202

                        with a copy to:

                        Richard C. Tilghman, Jr., Esquire
                        Piper & Marbury
                        36 South Charles Street
                        Baltimore, Maryland  21201

                  (b) if to the Company or the Stockholder, shall be addressed to:

                                MARCIA F. CASON

                             1704 BRIERCLIFF DRIVE

                             ORLANDO, FLORIDA 32806







                        with a copy to:




                  All such notices, requests, demands or communications shall be mailed postage prepaid, certified mail, return receipt requested, or by overnight delivery or delivered personally, and shall be sufficient and effective when delivered to or received at the address so specified. Any party may change the address at which it is to receive notice by like written notice to the other.

                  15. ENTIRE AGREEMENT. This Agreement (including the exhibits hereto and the lists, schedules and documents delivered pursuant hereto, which are a part hereof) is intended by the parties to and does constitute the entire agreement of the parties with respect to the transactions contemplated by this Agreement. This Agreement supersedes any and all prior understandings, written or oral, between the parties, and this Agreement may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought.

                  16. GENERAL. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, but nothing herein, express or implied, is intended to or shall confer any rights, remedies or benefits upon any person other than the parties hereto. This Agreement may not be assigned by any party hereto. This Agreement shall be construed in accordance with and governed by the laws of the State of Maryland.

                  IN WITNESS WHEREOF, the Purchaser, the Company and the Stockholder have caused this Agreement to be duly executed and their respective seals to be hereunto affixed as of the date first above written.

         WITNESS:                      SYLVAN LEARNING SYSTEMS, INC.


         __________________________    By:_____________________________

                                       Name: O. Steven Jones
                                            ___________________________
                                       Title:  Vice President
                                             _________________________

         WITNESS:                      FOX EDUCATIONAL SERVICES, INC.

         __________________________    By:_____________________________

                                       Name:  Marcia F. Cason
                                             _________________________
                                       Title:    President
                                             _________________________

         [Corporate Seal]

         WITNESS:                      STOCKHOLDER:

         ___________________________   ___________________________(Seal)
                                       Marcia F. Cason

                                  SCHEDULE TO
                  AGREEMENT AND PLAN OF REORGANIZATION BETWEEN
                         SYLVAN LEARNING SYSTEMS, INC.

         Schedule 2.3 - Transactions with Affiliates - NONE

         Schedules 2.4 - Material Adverse Changes - NONE

         Schedule 2.5 - Taxes - NONE

         Schedule 2.6 - Agreements
      (i) indebtedness for money borrowed - FIRST UNION BANK LOAN #4340-5802-0197-3873; BALANCE $20,201.
      (ii)  officer/employee compensation, plans, benefits - NONE
      (iii) contracts for purchase of materials, services, etc. - ADVERTISING COMMITMENT WESH-TV, THROUGH SHEA KING COMMUNICATIONS, $9,900 TOTAL PAYABLE INSTALLMENTS APRIL - OCTOBER 1999.
      (iv)  contracts not in ordinary course - NONE
      (v)   contracts containing restrictions on Company's operations - NONE
      (vi)  real property leases -
            A. PREMISES:  7600 DR. PHILLIPS BLVD., SUITE 48, ORLANDO, FL
                   SQ. FOOTAGE:  2400 SQ. FT.
                   LANDLORD:  ORLANDO MARKETPLACE, L.P.
                   LEASE DATE:  1-26-99
                   EXP. DATE:  3-31-04
            B. PREMISES:  1489 E. SILVER STAR ROAD.,  OCOEE, FL
                   SQ. FOOTAGE:  1,260 SQ. FT.
                   LANDLORD:  LAKE OLYMPIA SQUARE PARTNERSHIP
                   LEASE DATE:  12-13-95
                   EXP. DATE:  10-31-06
      (vii) other material contracts - NONE

         Schedule 2.7 - Property

      (i)   real property owned or leased - SEE SCHEDULE 2.6(VI)
      (ii)  tangible personal property - NONE
      (iii) intellectual property - NONE

         Schedule 2.8 - Legal Proceedings - NONE

         Schedule 2.9 - Licenses/Permits - NONE

         Schedule 2.10 - Bank Accounts - FIRST UNION NATIONAL BANK OF FLORIDA;
                         ACCT #2143000233884

         Schedule 2.11 - Insurance - STANDARD FRANCHISEE COVERAGE THROUGH BRYCE
                         INSURANCE

         Schedule 2.12 - Employee matters/Plans/Benefits - NONE (ALL TERMINATED
                         PRIOR TO 3-31-99)

         Schedule 2.13 (ii) - Bonuses paid/Compensation increases since 12/31/98
                            - NONE

         Schedule 2.13 (iii) - Dividends declared or paid since 12/31/98 - NONE

         Schedule 2.20 - Employees holding Sylvan certification:
                         Marcia F. Cason-Center Director 3/16/86
                         Susanna Brosonski-Director of Education 9/23/96

         Schedule 3.1

         Stockholders           # Shares owned         Percentage of shares
         ------------           --------------         --------------------
         Marcia F. Carson            500                      100%

         Schedule 5.1 (c) - (i) the Company's notes and other liabilities not being paid at or prior to

         Closing - SEE SCHEDULE 2.6(I)

                            (ii) accrued employee compensation, etc. - $800.00 DUE TO TWO DIRECTORS

         Schedule 5.1 (g) - Trade payables and liabilities not paid current through Closing - SEE SETTLEMENT STATEMENT OF 3-30-99.



                                    EXHIBITS


EXHIBIT A - NONCOMPETE AGREEMENT FOR MARCIA F. CASON

         Exhibit B - Mutual Termination and Release (Sylvan License Agreement
                     #626)

         Exhibit C - Consulting Agreement for Marcia F. Cason